AMERICA FIRST MORTGAGE INVESTMENTS, INC.

                1997 STOCK OPTION PLAN

     1. PURPOSE. The Plan is intended to provide incentive to key employees, officers, directors and others expected to provide significant services to the Company, including the employees, officers and directors of the Participating Companies, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the other Participating Companies, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies. In furtherance thereof, the Plan permits awards of equity-based incentives to key employees, officers and directors of, and certain other providers of services to, the Participating Companies.

     2.   DEFINITIONS.

          a.   "Act" shall mean the Securities Act of
1933, as amended.

          b.   "Advisor" shall mean America First
Mortgage Advisory Corporation, a Maryland Corporation.

          c.   "Agreement" shall mean a written
agreement entered into between the Company and the recipient of a Grant pursuant to section 7(b)(i) hereof.

          d.   "Board" shall mean the Board of
Directors of the Company.

          e.   "Cause" shall mean, unless otherwise
provided in the Optionee's Agreement, (i) engaging in
(A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Optionee's employment agreement (if any) with the Company (other than a termination of employment by the Optionee), or (vi) any illegal act detrimental to the Company; all as determined by the Committee.

          f.   "Class I Participant" shall mean any
director of the Company who is also appointed to serve on the Committee and who at the time of his appointment qualifies as a "Non-Employee Director" under Rule 16b-
3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section
162(m) of the Code is sought, as an "Outside Director" under Section 1.162-27(e)(3)(i) of the Treasury
Regulations. The Plan is intended to provide Grants to Class I Participants pursuant to the formula set forth in Section 7(a).

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          g.   "Class II Participant" shall mean all
Eligible Persons, except the Class I Participants.

          h.   "Code" shall mean the Internal Revenue
Code of 1986, as amended.

          i.   "Committee" shall mean the Compensation
Committee, consisting solely of Class I Participants, appointed by the Board in accordance with Section 4 of the Plan.

          j.   "Common Stock" shall mean the Company's
Common Stock, par value $0.01, either currently existing or authorized hereafter.

          k.   "Company" shall mean America First
Mortgage Investments, Inc., a Maryland corporation.

          l.   "DER" shall mean a dividend equivalent
right consisting of the right to receive, as specified by the Committee or the Board at the time of Grant, cash in an amount equal to the dividend distributions paid on a share of Common Stock subject to an option.

          m.   "Disability" shall mean the occurrence
of an event which would entitle an employee of the Company to the payment of disability income under one of the Company's approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee.

          n.   "Eligible Persons" shall mean officers,
directors and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company.
For purposes of the Plan, a director (other than a member of the Committee), in his or her capacity as such, or a consultant, vendor, customer, or other provider of significant services to the Company shall be deemed to be an Eligible Person, but will be eligible to receive Non-qualified Stock Options, or DERs, only after a finding by the Committee or Board in its discretion that the value of the services rendered or to be rendered to the Participating Company is at least equal to the value of the Grants being awarded.

          o.   "Employee" shall mean an individual,
including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Participating
Company.

          p.   "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

          q.   "Exercise Price" shall mean the price
per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

          r. "Fair Market Value" shall mean the value of one share of Common Stock, determined as follows:

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               i.   If the Shares are then listed on a
          national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

               ii.  If the Shares are not then listed
          on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

               iii. If neither (i) nor (ii) applies,
          such value as the Committee in its discretion may in good faith determine.

Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

          s.   "Grant" shall mean the issuance of an
Incentive Stock Option, Non-qualified Stock Option, DER or any combination thereof to an Eligible Person. The
Committee will determine the eligibility of employees, officers, directors and others expected to provide significant services to the Participating Companies based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Company of such individuals accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

          t.   "Incentive Stock Option" shall mean an
Option of the type described in Section 422(b) of the Code issued to an Employee.

          u.   "Non-qualified Stock Option" shall mean
an Option not described in Section 422(b) of the Code.

          v.   "Option" shall mean any option, whether
an Incentive Stock Option or a Non-qualified Stock
Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

          w.   "Optionee" shall mean any Eligible
Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

          x. "Participating Companies" shall mean the Company, Advisor and any subsidiary of any of them which with the consent of the Board participates in the Plan.

          y.   "Plan" shall mean the Company's 1997
Stock Option Plan, as set forth herein, and as the same may from time to time be amended.

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          z.   "Purchase Price" shall mean the Exercise
Price times the number of Shares with respect to which an Option is exercised.

          aa.  "Retirement" shall mean, unless
otherwise provided by the Committee in the Optionee's
Agreement, (i) the Termination (other than for Cause) of Service of an Optionee on or after the Optionee's attainment of age 65 (ii) on or after the Optionee's attainment of age 55 with five consecutive years of service with the Participating Companies or (iii) as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

          bb.  "Shares" shall mean shares of Common
Stock of the Company, adjusted in accordance with
Section 10 of the Plan (if applicable).

          cc. "Subsidiary" shall mean any corporation, partnership, or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another Subsidiary.

          dd. "Successors of the Optionee" shall mean the legal representative of the estate of a deceased
Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

          ee.  "Termination of Service" shall mean the
time when the employee-employer relationship or
directorship, or other service relationship (sufficient
to constitute service as an Eligible Person) between
the Optionee and the Participating Companies is
terminated for any reason, with or without Cause,
including but not limited to any termination by
resignation, discharge, death or Retirement; provided,
however, Termination of Service shall not include a
termination where there is a simultaneous reemployment
of the Optionee by a Participating Company or other
continuation of service (sufficient to constitute
service as an Eligible Person) for a Participating
Company.   The Committee, in its absolute discretion,
shall determine the effects of all matters and questions relating to Termination of Service, including but not limited to the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute
Terminations of Employment.

     3. EFFECTIVE DATE. Unless already approved by shareholders, the Plan will be submitted to shareholders for their approval within twelve months after receipt of Board approval. Any Grants awarded before approval of the Plan by the Company's shareholders shall be accrued for the benefit of the participant until the Plan has been approved by the shareholders.

     4.   ADMINISTRATION.

          a. Membership on Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder.

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          b.   Committee Meetings.  The acts of a
majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire
Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

          c.   Grant Awards.  The Committee shall from
time to time at its discretion select the Class II
Participants who are to be issued Grants, determine the number of Shares (i) to be optioned or (ii) with respect to which the Grant is to be issued, to each Class II Participant and designate any Options granted as Incentive Stock Options or Non-qualified Stock
Options, or both, except that no Incentive Stock
Options may be granted to an Eligible Person who is not an Employee of the Company. The Committee shall (i) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder, (including, but not limited to the performance goals and periods applicable to the award of Grants); (ii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period;
and (iii) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate. The Committee shall cause each Option to be designated as an Incentive Stock Option or a Non-qualified Stock Option. The Optionee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of the Plan and the Agreement. DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted thereunder shall be final. Without limiting the generality of Section 18, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

     5.   PARTICIPATION.

          a.   Eligibility.  Only Eligible Persons
shall be eligible to receive Grants under the Plan.

          b.   Limitation of Ownership.  No Options
shall be granted under the Plan to any person who after such Grant would beneficially own more than 9.8% of the outstanding shares of Common Stock of the Company, unless expressly and specifically waived by action of the independent Directors of the Board.

          c.   Stock Ownership.  For purposes of (b)
above, in determining stock ownership an Optionee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned,

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


directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which any person holds an Option shall be considered to be owned by such person.

          d.   Outstanding Stock.  For purposes of (b)
above, "outstanding shares" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. With respect to the Stock Ownership of any Optionee, "outstanding shares" shall include shares authorized for issue under outstanding Options held by such Optionee, but not options held by any other person.

     6.   STOCK.  Subject to adjustments pursuant to
Section 10, Options with respect to an aggregate of no more than 1,000,000 Shares may be granted under the Plan, nor may the number of Shares subject to Options outstanding at any time exceed 10% of the total outstanding shares of the Company's Common Stock. In no event may any Optionee receive Options for more than 100,000 Shares of Common Stock over the life of the Plan. Notwithstanding the foregoing provisions of this
Section 6, Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option may be the subject of the grant of further
Options. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate.

     7.   TERMS AND CONDITIONS OF OPTIONS.

          a.   Class I Participants.

               i.   Initial Awards.  Awards under this
     Section 7(a) shall be made to Class I Participants only. Each Class I Participant shall automatically be granted a Non-qualified Stock
     Option to purchase 5,000 shares of Common Stock upon the date such person is initially appointed to the Committee.

               ii.  Periodic Awards.  Subject to the
     limitations set forth in Sections 5 and 6, without any further action by the Board or the Committee, each Class I Participant shall be granted Non-qualified Stock Options to purchase:

                    (1)  Fixed offering.  As of the
          pricing date of any firm commitment public offering or direct placement of the Common
          Stock, a number of shares of Common Stock equal to the total number of shares of Common
          Stock sold under the offering (including shares sold under the underwriter's overallotment) multiplied by .0075; and

                    (2)  Continuous offering.  As of
          the last business day on which the New York
          Stock Exchange is open for trading during each fiscal quarter of the Company, a number

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

          of shares of Common Stock equal to the total number of shares of Common Stock sold by the Company during such fiscal quarter multiplied by .0075, excluding (A) Options granted pursuant to the sale of Common Stock during the calendar quarter under subsection (1) above, (B) any shares of Common Stock issued under any compensatory dividend reinvestment or other stock purchase plan maintained by the Company and (C) shares acquired pursuant to the exercise of Options granted under the Plan.

               iii. Exercise Price.  Each Option
     granted to Class I Participants shall be exercisable at the Fair Market Value of the Common
     Stock on the date of Grant.

               iv.  Option Period and Adjustments.
     Each Option granted to a Class I Participant shall become exercisable commencing one year after the date of Grant (unless otherwise provided in the applicable Agreement) and shall expire 10 years thereafter. Options granted to Class I
     Participants shall be subject to adjustment as provided in Section 10 provided that such adjustment and any action by the Board or the Committee with respect to the Plan and such Options satisfies the requirements for exemption under Rule 16b-3 and does not cause any member of the Committee to be disqualified as a Non-Employee
     Director under such Rule.

               v.   Phase-in of DERs for Class I
     Participants. The Company will issue DERs at the same time as the Options in the amount of: 25% of the Options granted to each Class I Participant in 1997, 35% of the Options granted to each Class I
     Participant in 1998, 45% of the Options granted to each Class I Participant in 1999, 55% of the
     Options granted to each Class I Participant in 2000, 65% of the Options granted to each Class I
     Participant in 2001, and 75% of the Options granted to each Class I Participant in following years.

               vi.  Notwithstanding the foregoing, the
     Board may prospectively, from time to time, discontinue, reduce or increase the amount of any or all of the Grants otherwise to be made under this Section 7(a).

          b.   Class II Participants.

               i.   Agreements.  Grants to Class II
     Participants shall be evidenced by written
     Agreements in such form as the Committee shall from time to time determine. Such Agreements shall comply with and be subject to the terms and conditions set forth below.

               ii.  Number of Shares.  Each Option or
     other Grant granted to a Class II Participant shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of
     Section 10 hereof.

          c.   Grants.  Subject to the terms and
conditions of the Plan and consistent with the Company's intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 in awarding Grants, the Committee shall have the power:

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

               i.   to determine from time to time the
     Grants to be granted to Eligible Persons under the Plan and to prescribe the terms and provisions
     (which need not be identical) of Grants granted under the Plan to such persons;

               ii.  to construe and interpret the Plan
     and Grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
     All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Optionees and Grantees;

               iii. to amend any outstanding Grant,
     subject to Section 12, and to accelerate or extend the vesting or exercisability of any Grant and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and

               iv.  generally to exercise such powers
     and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

          Each Agreement with a Class II Participant shall state the Exercise Price. The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

          d.   Medium and Time of Payment.  Except as
may otherwise be provided below, the Purchase Price for each Option granted to a Class II Participant shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 15. If the applicable
Agreement so provides, and the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

               i.   by a certified or bank cashier's
     check;

               ii.  by the surrender of Shares in good
     form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market
     Value of the Shares so surrendered equals the Purchase Price;

               iii. by cancellation of indebtedness
     owed by the Company to the Optionee;

               iv.  by a loan or extension of credit
     from the Company evidenced by a full recourse

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     promissory note executed by the Optionee.  The
     interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note shall have been paid in full); or

               v.   by any combination of such methods
     of payment or any other method acceptable to the Committee in its discretion.

               Except in the case of Options exercised
     by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional Shares resulting from an Optionee's election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

          e.   Term and Nontransferability of Grants
and Options.

               i.   Each Grant shall state the time or
     times which all or part thereof becomes
     exercisable, subject to the following
     restrictions.

               ii.  No Grant shall be exercisable
     except by the Optionee or a transferee permitted hereunder.

               iii. No Option shall be assignable or
     transferable, except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death;
     provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive
     Stock Option to fail to be described in Section
     422(b) of the Code and (iii) is otherwise appropriate and desirable.

               iv.  No Option shall be exercisable
     until such time as set forth in the applicable

     Agreement (but in no event after the expiration of such Grant).

               v.   Unless otherwise provided in the
     Agreement, no DERs shall be exercisable (i) until such time as set forth in the applicable agreement or (ii) the expiration of such Grant.

               vi.  The Committee may not modify,
     extend or renew any Option granted to any Class I
     Participant unless such modification, extension or renewal shall satisfy any and all applicable requirements of Rule 16b-3. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

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


          f. Termination of Service, Except by death, Retirement or Disability. Unless otherwise provided in the applicable Agreement, upon any Termination of Service for any reason other than his or her death, Retirement or Disability, an Optionee shall have the right, subject to the restrictions of subsection (c) above, to exercise his or her Grant at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee's right to exercise such Grant had accrued pursuant to the terms of the Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the Agreement, if there occurs a Termination of Service by a Participating
Company for Cause or a termination of Service by the Optionee (other than on account of death, Retirement or Disability), any Grant not exercised in full prior to such termination shall be canceled. For this purpose, the service relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).

          g.   Death of Optionee.  Unless otherwise
provided in the applicable Agreement, if the Optionee dies while an Eligible Person or within three months after any Termination of Service other than for Cause or a termination of Service by the Optionee (other than on account of death, Retirement or Disability), and has not fully exercised the Grant, then the Grant may be exercised in full, subject to the restrictions of subsection (c) above, at any time within 12 months after the Optionee's death, by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee's right to exercise such Grant had accrued and had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

          h.   Disability or Retirement of Grant
Recipient. Unless otherwise provided in the Agreement, upon Termination of Service for reason of Disability or Retirement, such Grant recipient shall have the right, subject to the restrictions of subsection (c) above, to exercise the Grant at any time within 24 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Grant recipient's right to exercise such Grant had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

          i. Rights as a Shareholder. An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a shareholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10.

          j.   Modification, Extension and Renewal of
Option. Within the limitations of the Plan, and only with respect to Options granted to Class II
Participants, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously

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


exercised) for the granting of new Options in substitution therefor. The Committee may modify, extend or renew any Option granted to any Class I
Participant, unless such modification, extension or renewal would not satisfy any applicable requirements of Rule 16b-3. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

          k.   Other Provisions.  The Agreement
authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan
(including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

     8.   SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

          a.   In the case of Incentive Stock Options
granted hereunder, the aggregate Fair Market Value
(determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans maintained by the Participating Companies, their parent or Subsidiaries) shall not exceed $100,000.

          b.   In the case of an individual described
in Section 422(b)(6) of the Code (relating to certain
10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

          c.   If Shares acquired upon exercise of an
Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section
422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

     9.   TERM OF PLAN.  Options may be granted
pursuant to the Plan until the expiration of 10 years from the effective date of the Plan.

     10.  RECAPITALIZATION AND CHANGES OF CONTROL.

          a.   Subject to any required action by
shareholders, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options or rights under the Grant of a DER, then the Committee shall forthwith take any such action as in its judgment shall be necessary to preserve to the Optionees rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 6 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in
(x) the number and kind of shares subject to Options,
(y) the Option Price, and (z) the number and kind of shares available under Section 6; provided that this provision shall not be effective to the extent that the Company or the Committee determines that the accelerated vesting of the Options upon the occurrence of a Change of Control as contemplated hereby would adversely affect the ability of the Company or acquiror
(in the case of a Change of Control in connection with which the Company is not the surviving corporation) to use the pooling method of accounting in connection with a Change of Control transaction, if such method of accounting would otherwise be available and desired by the Company or acquiror. To the extent that such action shall include an increase or decrease in the number of shares subject to outstanding Options, the number of shares available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

          b.   Subject to any required action by
shareholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding Option and the rights under the Grant of a DER shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Grant shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

          c.   To the extent that the foregoing
adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

          d.   Except as expressly provided in this
Section 10, the recipient of the Grant shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.

          e.   Grants made pursuant to the Plan shall
not affect in any way the right or power to the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

          f.   Upon the occurrence of a Change of
Control:

               i.   The Committee as constituted
     immediately before the Change of Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change of Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, and the acceleration of the exercisability of the Options), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Optionee as determined at the time of the adjustments.

               ii.  All restrictions and conditions on
     each DER shall automatically lapse and all Grants under the Plan shall be deemed fully vested.

          g.   "Change of Control" shall mean the
occurrence of any one of the following events:

               i.   any "person," as such term is used
     in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Affiliates) together with all "affiliates" and "associates"
     (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board of Directors ("voting securities") or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

               ii.  persons who, as of the effective
     date of the Plan, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Director of the Company subsequent to the effective date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of the Plan, be considered an Incumbent
     Director; or

               iii. there shall occur (A) any
     consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate
     50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or
     (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 30% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities
(other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of this subsection (g).

     11. EFFECT OF CERTAIN TRANSACTIONS. In the case of (i) the dissolution or liquidation of the Company,
(ii) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 10. In the event of such termination, all outstanding Options and Grants shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

     12.  SECURITIES LAW REQUIREMENTS.

          a.   Legality of Issuance.  The issuance of
any Shares upon the exercise of any Option and the grant of any Option shall be contingent upon the following:

               i.   the obligation of the Company to
     sell Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

               ii.  the Committee may make such changes
     to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

               iii. each Option is subject to the
     requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

          b. Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares
(including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this
Section 11 shall be conclusive and binding on all persons. Without limiting the generality of the last sentence of Section 6, stock certificates evidencing
Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law.

          "THE SALE OF THE SECURITIES REPRESENTED
HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933 (THE "ACT").  ANY TRANSFER OF SUCH SECURITIES
WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER
THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE
OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS
UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH
THE ACT."

          c.   Registration or Qualification of
Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Options and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Options or the sale of Shares under the Plan to comply with any law.

          d.   Exchange of Certificates.  If, in the
opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

     13. AMENDMENT OF THE PLAN. The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The
Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect an

Optionee with respect to Options previously granted unless such amendments are in connection with compliance with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement or applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

     14. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

     15.  TAX WITHHOLDING.    Each recipient of a Grant
shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. An Optionee may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company Shares owned by the Optionee with a Fair Market
Value equal to the amount of the required withholding tax, or (iii) in the case of an Optionee who is an Employee of the Company at the time such withholding is effected, by withholding from the Optionee's cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Optionee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise by provided hereunder to provide Shares to the Optionee, and the failure of the Optionee to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited.

     16. NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Optionee or recipient of a Grant, shall be delivered personally or mailed to the Optionee or recipient of a Grant at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 16.

     17.  RIGHTS TO EMPLOYMENT OR OTHER SERVICE.
Nothing in the Plan or in any Option or Grant granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company (if applicable) or interfere in any way with the right of the Company and its shareholders to terminate the individual's employment or other service at any time.

     18.  EXCULPATION AND INDEMNIFICATION.   To the
maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

     19.  NO FUND CREATED.    Any and all payments
hereunder to recipients of Grants hereunder shall be made from the general funds of the Company (or, if applicable, a Participating Company), and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided that bookkeeping reserves may be established in connection with the satisfaction of payment obligations hereunder.
The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future, and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of an general unsecured creditor of the Company (or, if applicable, a Participating Company).

     20. CAPTIONS. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

     21.  GOVERNING LAW.  THE PLAN SHALL BE GOVERNED BY
THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES
OF CONFLICT OF LAWS.

     22. EXECUTION. The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized.

DATED: December 12, 1997


                         AMERICA FIRST MORTGAGE
                           INVESTMENTS, INC.
                         a Maryland corporation



                         By:   /s/ Stewart Zimmerman
                              ----------------------
                              Name: Stewart Zimmerman
                              Title: President and
                                         Chief
                                     Executive Officer